UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2011 (February 21, 2011)

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation and Benefits Committee and the Board of Directors (the “Board”) of The Brink’s Company (the “Company”) took the following actions at their meetings on February 21 and 22, 2011:

1.   Award of cash bonuses to executive officers under the Management Performance Improvement Plan (“MPIP”), the Company’s long-term cash incentive compensation plan, for the three year period ended December 31, 2010 in the following amounts: Michael T. Dan, Chairman of the Board, President and Chief Executive Officer, $630,400; Frank T. Lennon, Vice President and Chief Administrative Officer, $126,080; and Matthew A.P. Schumacher, Controller, $31,520.  Joseph W. Dziedzic, Vice President and Chief Financial Officer, and McAlister C. Marshall, II, Vice President and General Counsel, were not eligible for these awards because they joined the Company after the commencement of the applicable performance period.

2.   Adoption of 2011 performance measures for the executive officers under the MPIP. In order for the executive officers to be deemed to have met their goals, the aggregate three-year performance measures require Brink’s, Incorporated to achieve specific thresholds for improvements in revenue, operating profit, and economic value added, and for the Company to achieve an earnings per share target.  The earnings per share target was assigned a 33.34% weighting and the three performance goals for Brink’s, Incorporated were collectively assigned a 66.66% weighting.  Performance award targets for the 2011-2013 Performance Measurement Period were set as follows: Mr. Dan, $1,000,000;  Mr. Dziedzic, $250,000; Mr. Lennon, $170,000; Mr. Marshall, $140,000; and Mr. Schumacher, $55,000.  Actual awards can range from 0% to 200% of the target depending on performance against the pre-established measures.

3.   Award of discretionary cash bonuses under the Company’s Key Employees Incentive Plan (“KEIP”) to the executive officers for the year ended December 31, 2010 in the following amounts: Mr. Dan, $950,000; Mr. Dziedzic, $300,000; Mr. Lennon, $220,000; Mr. Marshall, $200,000; and Mr. Schumacher, $85,000.

Item 8.01.	Other Events.

On February 22, 2011, the Board adopted a director resignation policy.  The policy, which has been incorporated into the Company’s Corporate Governance Policies, requires a director who does not receive more “for” than “withheld” votes cast in an uncontested election to tender an offer of resignation to the Board.  The Corporate Governance and Nominating Committee would then consider the resignation and make a recommendation to the Board as to whether or not to accept it.  Following the Board’s determination, the Company would disclose the Board’s decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation.  All of these procedures would be completed within 90 days of certification of the shareholder vote.

This description of the director resignation policy is qualified in its entirety by reference to the policy, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Director Resignation Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: February 24, 2011	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Director Resignation Policy